Exhibit 3.3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NANO VIBRONIX, INC.

Nano Vibronix, Inc. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify that:

1.          The original Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on October 20, 2003 (the “Original Certificate of Incorporation”).

2.          The Original Certificate of Incorporation was amended and restated and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 21, 2011 (the “Amended and Restated Certificate of Incorporation”).

3.          Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and written approval of the stockholders of the Corporation thereof, in accordance with Section 228 of the GCL.

4.          The Amended and Restated Certificate of Incorporation is hereby amended by deleting the definition of “QIPO” set forth in subsection (B)(6)(C) of ARTICLE IV in its entirety and inserting the following in lieu thereof:

“QIPO” shall mean the Corporation’s initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or equivalent law of another jurisdiction, or upon such date as the Corporation becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, upon consummation of a reverse merger or upon the effectiveness of a registration statement on Form 10 filed by the Corporation under the Exchange Act or equivalent document.

5.          Pursuant to the resolution of the Board of Directors, the Corporation received written consents in favor of the foregoing amendment from the holders of the necessary number of shares.

6.          The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Nano Vibronix, Inc., has caused this Certificate to be executed by its duly authorized officer on this 5th day of March, 2014.

NANO VIBRONIX, INC.

By:	/s/ Ophir Shahaf
Name: Ophir Shahaf
Title: Chief Executive Officer